As filed with the Securities and Exchange Commission on September 28, 2011

Registration No. 333-177030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-177030

UNDER

THE SECURITIES ACT OF 1933

ANSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-3219960

(I.R.S. Employer Identification No.)

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

Apache Design Solutions, Inc. Amended and Restated 2001 Stock Option/Stock Issuance Plan

(Full Title of the Plan)

James E. Cashman III

President and Chief Executive Officer

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

(Name and Address of Agent for Service)

(724) 746-3304

Telephone Number, Including Area Code, of Agent For Service.

Copies to:

John R. LeClaire

Joseph L. Johnson III

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

ANSYS, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-177030 to correct the description of Exhibit 23.2 filed with such Registration Statement and to correct the language of the Company’s Independent Registered Public Accountant’s Letter Regarding Unaudited Financial Information filed as Exhibit 15 to the Registration Statement by filing an updated version of that Exhibit.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

*15	Independent Registered Public Accountants’ Letter Regarding Unaudited Financial Information

*23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on this 28th day of September, 2011.

ANSYS, INC.

By:	/s/ James E. Cashman III
James E. Cashman III President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ James E. Cashman III James E. Cashman III	President and Chief Executive Officer (Principal Executive Officer)	September 28, 2011

/s/ Maria T. Shields Maria T. Shields	Chief Financial Officer, Vice President, Finance and Administration (Principal Financial Officer and Accounting Officer)	September 28, 2011

* Peter J. Smith	Chairman of the Board of Directors	September 28, 2011

* Ajei S. Gopal	Director	September 28, 2011

* William R. McDermott	Director	September 28, 2011

* Jacqueline C. Morby	Director	September 28, 2011

* Bradford C. Morley	Director	September 28, 2011

* Michael C. Thurk	Director	September 28, 2011

* Patrick J. Zilvitis	Director	September 28, 2011

* Signed by Maria T. Shields, attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*15	Independent Registered Public Accountants’ Letter Regarding Unaudited Financial Information

*23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

* Filed herewith.